DEAN HELLER
   Secretary of State

   202 North Carson Street
   Carson City, Nevada 89701-4201
   (775) 684 5708
                                              FILE # C17267
                                              OCT 07 2002



                           Articles of Merger
            (Pursuant to Nevada Revised Statutes Chapter 92A)
                         (excluding 92A.200(4b))
                           Remit in Duplicate

          Important:  Read instructions before completing form

1)  Name and jurisdiction of organization of each constituent entity
(NRS 92A.200):

         Paramco Financial Group Inc.
  --------------------------------------
  Name of merging entity


         Colorado                           Corporation
  ------------------                   --------------------
  Jurisdiction                         Entity type*

  and


         The Prestige Group Net, Inc.
  -------------------------------------------
  Name of surviving entity


         Nevada                             Corporation
  ---------------                      --------------------
  Jurisdiction                         Entity type*


  2) Forwarding address where copies of process maybe sent by the Secretary of State of Nevada (if a foreign entity Is the survivor In the merger NRS 92A.190):

                  Attn:
                        -------------------------
                  c/o:
                        -------------------------

3) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.




   DEAN HELLER
   Secretary of State
   202 North Carson Street
   Carson City, Nevada 89701-4201
   (775) 684 5708

4) Owner's approval (NRS 92A.200)(options a, b, or c may be used for each entity):

(a)  Owner's approval was not required from:


       Paramco Financial Group, Inc.
  ----------------------------------------------------
  Name of merging entity, if applicable

and or,


       The Prestige Group Net, Inc.
  ----------------------------------------------------
  Name of surviving entity, if applicable




(b)  The plan was approved by the required consent of the owners of:*



  ----------------------------------------------------
  Name of merging entity, if applicable



  ----------------------------------------------------
  Name of surviving entity, if applicable




  * Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.




   DEAN HELLER
   Secretary of State
   202 North Carson Street
   Carson City, Nevada 89701-4201
   (775) 684 5708

  (c)approval of plan of merger for Nevada non-profit corporation (NRS
     92A.160):

        The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.




  ----------------------------------------------------
  Name of merging entity, if applicable


  and, or,




  ----------------------------------------------------
  Name of surviving entity, if applicable




   DEAN HELLER
   Secretary of State
   202 North Carson Street
   Carson City, Nevada 89701-4201
   (775) 684 5708

  5) Amendments, if any, to the articles or certificate of the surviving, entity. Provide article numbers, if available. (NRS 92A.200):

     ARTICLE I  Name of Company:

                                 Paramco Financial Group, Inc.
                                 --------------------------------

  6) Location of Plan of Merger (check a or b):

               (a) The entire plan of merger is attached:

or,

           [X] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:         October 18, 2002
                                    ------------------------------

Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. Amended and restated articles may' be attached as an exhibit or integrated into the articles of merger. A resolution specifying the new changes or a form prescribed by the secretary of state must accompany the amended and restated articles.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the article, which must not be more than 90 days after the articles are filed (NRS 92A.240).




   DEAN HELLER
   Secretary of State
   202 North Carson Street
   Carson City, Nevada 89701-4201
   (775) 684 5708

  8)   Signatures - Must be signed by:

     An officer of each Nevada corporation; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A Trustee of each Nevada business trust (NRS 92A.230)*:


               Paramco Financial Group, Inc.
     -------------------------------------------------------------------
     Name of merging entity


     /s/ Douglas G. Gregg          President                    10-7-02
     -------------------------------------------------------------------
     Signature                      Title                         Date



               The Prestige Group Net, Inc.*
     -------------------------------------------------------------------
     Name of merging entity


     /s/ Douglas G. Gregg          President                    10-7-02
     -------------------------------------------------------------------
     Signature                      Title                         Date


             *Which will change its name to Paramco
             Financial Group, Inc., pursuant to the
             Amendment to its Articles referenced in Item 5



     * The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230) Additional signature blocks may be added to this page or as an attachment, as needed.


     Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.